Exhibit 10.2

SECOND AMENDMENT TO THE

APOGEE ENTERPRISES, INC.

2011 DEFERRED COMPENSATION PLAN

WHEREAS, Apogee Enterprises, Inc. (the “Company”) adopted the Apogee Enterprises, Inc. 2011 Deferred Compensation Plan effective as of January 1, 2011 (the “Plan”), and as thereafter amended; and

WHEREAS, the Board of Directors has the authority to amend the Plan pursuant to Section 11.2 of the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan, effective January 1, 2017, to modify the provisions of the Plan relating to Discretionary Company Contributions.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2017, in the following respects:

1.        Section 2.13 of the Plan is hereby amended to read as follows:

“2.13	Company Contribution. Company Contribution means a credit by a Participating Employer to a Participant’s Account(s) in accordance with the provisions of Section 5.1 of the Plan. Company Contributions are credited at the sole discretion of the Participating Employer and the fact that a Company Contribution is credited in one year shall not obligate the Participating Employer to continue to make such Company Contribution in subsequent years. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution.”

2.        A new Section 2.14 is hereby added to the Plan (and the subsequent sections of Article II are renumbered accordingly), to read as follows:

“2.14	Company Contribution Account. Company Contribution Account means one or more Accounts established by the Committee to record Company Contributions credited by a Participating Employer.”

3.        Newly renumbered Section 2.38 of the Plan is hereby amended to read as follows:

“2.38

Retirement/Termination Account. Retirement/Termination Account means an Account established by the Committee to record the amounts payable to a Participant upon Separation from Service. Unless a Participant has established a Specified Date Account, all

Deferrals shall be allocated to a Retirement/Termination Account on behalf of the Participant.”

4.        Section 5.1 of the Plan is hereby amended to read as follows:

“5.1	Discretionary Company Contributions. The Participating Employer may, from time to time in its sole and absolute discretion, credit Company Contributions to any Participant in any amount determined by the Participating Employer. Such contributions will be credited to a Participant’s Company Contribution Account(s).”

5.        A new paragraph (g) is hereby added to the end of Section 6.1, to read as follows:

“(g)	Payment of Company Contribution Account(s). A Participant’s vested Company Contribution Account(s), if any, shall be distributed at the time specified by the Committee at the time the Company Contribution is granted or, if earlier, within 90 days of the Participant’s death or disability (as defined in Code Section 409A).”

6.        A new paragraph (f) is hereby added to Section 6.2 (and the following paragraphs are re-lettered accordingly), to read as follows:

“(f)	Form of Payment Applicable to Company Contribution Account(s). A Participant’s vested Company Contribution Account(s), if any, shall be distributed to the Participant in a single lump sum, unless the Committee specifies a different form of payment at the time the Company Contribution is granted.”

7.    Section 7.1 of the Plan is hereby amended to read as follows:

“7.1	Participant’s Right to Modify. A Participant may not modify the Payment Schedule applicable to his or her Company Contribution Account(s), but may modify the Payment Schedule applicable to any or all other Accounts, consistent with the permissible Payment Schedules available under the Plan for an Account, provided such modification complies with the requirements of this Article VII.”

8.        A new paragraph shall be added to the end of Section 8.4 of the Plan, to read as follows:

“Notwithstanding anything to the contrary herein, amounts credited to a Company Contribution Account shall be allocated to an investment option designated by the Committee, the primary investment objective for which is the preservation of capital. After the initial investment allocation, the Participant shall have the ability in accordance with the preceding provisions of this Section 8.4, to reallocate such amounts into other investment options available under the Plan.”

IN WITNESS WHEREOF, the undersigned executed this Second Amendment as of the 23rd day of June, 2016, to be effective as of the date specified above.

Apogee Enterprises, Inc.

By: Joseph F. Puishys (Print Name)

Its: Chief Executive Officer and President (Title)

/s/ Joseph F. Puishys (Signature)